Exhibit 8.2

[Orrick, Herrington & Sutcliffe LLP Letterhead]

September 28, 2012

VanceInfo Technologies Inc.
3/F Building 8, Zhongguancun Software Park, Haidian District
Beijing 100193, People’s Republic of China

Re:                                        HiSoft/VanceInfo Merger

Ladies and Gentlemen:

We have acted as counsel to VanceInfo Technologies Inc., a Cayman Islands exempted company with limited liability (the “Company”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger dated as of August 10, 2012, as amended (the “Agreement”), by and among HiSoft Technology International Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Chemistry Merger Sub Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Parent (“Sub 1”), Chemistry Merger Sub II Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of Parent (“Sub 2”), and the Company.  The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.”  For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.  This opinion is being delivered in connection with the filing of the registration statement on Form F-4 (the “Registration Statement”) filed by Parent with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in relation to the Merger and to which this opinion appears as an exhibit.

We have examined (i) the Agreement, (ii) the Registration Statement and (iii) the representation letters of Parent (together with Sub 1 and Sub 2) and the Company delivered to us in connection with this opinion (the “Representation Letters”).  In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering this opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent (together with Sub 1 and Sub 2) and the Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Parent, Sub 1, Sub 2 and the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification.  We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion to the extent that it states a legal conclusion relating to matters of U.S. federal income tax law. No opinion is expressed with respect to the “passive foreign investment company” status of the Company or Parent.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation.  We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP